 Exhibit 10.2

Triple Net Lease

PARTIES

This Lease is made effective as of May ___, 2016 (“Commencement Date”) by and between Asus Computer International, a California corporation, and Exar Corporation, a Delaware corporation, hereinafter referred to respectively as “Lessor” and “Lessee”, without regard to number or gender.

1.     PREMISES

WITNESSETH: Upon and subject to the terms, covenants, and conditions hereinafter set forth, Lessor hereby leases to Lessee, and Lessee leases from Lessor, that certain premises, hereinafter referred to as “the Premises,” consisting of (i) an office building comprised of approximately 95,962 rentable square feet located at 48720 Kato Road, in the City of Fremont, County of Alameda, State of California (the “Building”), as depicted on Exhibit A1, and (ii) the approximately 800 square feet in that certain office building located at 48710 Kato Road, in the City of Fremont, County of Alameda, State of California (the “48710 Building”), as depicted on Exhibit A2, together with the non-exclusive right, subject to paragraph 23(b) below, to use, in common with others, the surrounding parking spaces, walkways and driveways, picnic areas, patios, soccer field, and other common areas of the Project (as hereinafter defined). For purposes of this Lease, the Building, the “48710 Building”, the parcel of land on which the Building and the 48710 Building are both situated as depicted on Exhibit B (“Land”), and all parking areas, landscaping, walkways, and all other common areas and improvements at any time located on the Land are referred to herein as the “Project.”

2.     USE

The Premises shall be used and occupied by Lessee solely for the following purposes, each as and to the extent permitted by applicable zoning ordinances: general office, research and development uses, and for no other purpose without the prior written consent of Lessor.

3.     TERM

The term (“Term”) shall commence on the Commencement Date and end on the 31th day of December, 2017, unless terminated sooner pursuant to the terms of this Lease; provided, however that Lessee shall cease occupying the Premises by September 30, 2017 in order to commence the work necessary to comply with paragraph 6(d) unless Lessee’s General Contractor can demonstrate to Lessor that Lessee’s continued occupancy will not affect its ability to complete the work necessary to comply with paragraph 6(d), in which case Lessee may continue to occupy the Premises for such time as Lessee’s General Contractor recommends, but in no event later than November 30, 2017. Notwithstanding anything to the contrary set forth in the immediately preceding sentence, the Term for the 48710 Building shall end on that date which is ninety (90) days after the Commencement Date.

4.     RENTAL

(a)     Commencing on the Commencement Date, Base Monthly Rent shall be payable to the Lessor without defense, deduction or offset at the address referred to in paragraph 22 below, or at such other place or places as may be designated from time to time by the Lessor, in the amount of $86,938.00 until the term with respect to the 48710 Building expires and Lessee surrenders such space, at which time the Base Monthly Rent shall forthwith be $86,338.00 per month.

(b)      Notwithstanding anything to the contrary set forth in paragraph 31, any holding over of the 48710 Building after the expiration of the Term of the 48710 Building without the written consent of Lessor shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the Base Monthly Rent shall be increased commencing on the date of such holding over by an amount equal to the rate of One Thousand Six Hundred Fifty and 00/100 Dollars ($1,650.00) per day until Lessee surrenders the 48710 Building as provided herein or Lessor retakes the 48710 Building in accordance with paragraph 18.6, whichever occurs first. Lessee acknowledges that Lessee’s continued presence in the 48710 Building results in Lessor’s inability to occupy and use or lease to a third party the entire 48710 Building in the manner it desires.

(c)     Base Monthly Rent shall be paid monthly in advance on the first (1st) day of each month during the Term. All other costs and charges payable by Lessee in accordance with the terms of this Lease (including but not limited to Lessee’s Share of insurance premiums and Lessee’s Share of Taxes (as defined in paragraph 21 below), and Lessee’s Share of Common Area Expenses (as defined in paragraph 9(e) below)), shall be deemed to be additional rent. All Base Monthly Rent and additional rent shall constitute “rent” for all purposes. Except as otherwise provided in this Lease, all additional rent shall be due within thirty (30) days after delivery of Lessor’s invoice. If the Commencement Date is not the first day of a calendar month, then rent for the partial month between the Commencement Date and the first day of the first full calendar month shall be prorated for the month. This Lease is a pure triple net lease and as such, the provisions contained in this Lease are intended to pass on to Lessee and reimburse Lessor for all costs and expenses associated with the Lease and the Premises, and Lessee’s operation therefrom. To the extent such costs and expenses payable by Lessee cannot be charged directly to, and paid by, Lessee, such costs and expenses shall be paid by Lessor and reimbursed by Lessee as additional rent.

(d)     For purposes of calculating Lessee’s Share of insurance premiums, Taxes, and Common Area Expenses “Lessee’s Share” shall be 63.5%.

5.     SECURITY DEPOSIT

(a)     Concurrently with Lessee’s execution of this Lease, Lessee shall deposit with Lessor Five Hundred Thousand Dollars ($500,000.00) as security for the full and faithful performance of each and every term, provision, covenant and condition of this Lease, including, without limitation, every term, provision, covenant, and conditions under paragraph 6. If Lessee removes the Specialized Equipment (defined in paragraph 6(d)) and repairs all damage in accordance with paragraph 6(d) prior to the expiration of the Term, then the amount of the security deposit shall be reduced to One Hundred Fifty Thousand ($150,000) and Lessor shall refund to Lessee any security deposit in excess of that amount being held by Lessor. In the event Lessee defaults, beyond applicable notice and cure periods, in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to the payment of rent and the removal of the Specialized Equipment, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in default, to compensate Lessor for any damages arising from an Event of Default (as hereinafter defined), or for any other sum which Lessor may spend or be required to spend by reason of Lessee’s default. If Lessor uses any portion of the security deposit to cure any default by Lessee hereunder, Lessee shall replenish the security deposit to the original amount within ten (10) days of written notice from Lessor. Lessee’s failure to do so shall constitute a material breach of this Lease and an Event of Default. Should no default exist as of the expiration of the Term, the security or any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last assignee of Lessee’s interest in this Lease within sixty (60) days after the expiration of the term hereof or after Lessee has surrendered possession of the Premises in compliance with paragraph 6, whichever is later. Lessee shall not be entitled to any interest on said security deposit. Lessor shall not be required to keep the aforesaid deposit in a separate account but may commingle said funds with Lessor’s other accounts. Lessee hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a lessor must refund a security deposit under a lease, and/or (ii) provide that a lessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a lessee or to clean the premises, it being agreed that Lessor may, in addition, claim those sums specified in this paragraph above and/or those sums reasonably necessary to compensate Lessor for any loss or damage caused by Lessee’s default of the Lease, as amended hereby, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

(b) Lessee may satisfy the requirement for a cash security deposit by instead delivering to Lessor an Irrevocable Standby Letter of Credit in a form and substance reasonably approved by Lessor (the "Letter of Credit"). Upon the occurrence of a default by Lessee in respect to any of the terms, provisions, covenants or conditions of this Lease, Lessor may draw on the Letter of Credit in such sum which Lessor may require or deem necessary to spend or incur by reason of Lessee's default. The Letter of Credit shall be payable to Lessor or its successors and assigns and have an expiration date sixty (60) days following the expiration of the Term. The Letter of Credit shall permit partial draws and multiple presentations and drawings and expressly provide, among other things, that Lessor may draw under it by presentation of a sight draft so that it is “callable” on sight, and a written certification by Lessor that Lessor is then entitled to draw the amount of the draft. Lessee shall pay all expenses, points and/or fees incurred by it in obtaining and maintaining the Letter of Credit.

6.     ACCEPTANCE OF PREMISES AND SURRENDER

(a)     Lessee is currently in possession of the Premises as the former owner and occupant of the Premises. The parties agree and acknowledge that Lessee was the owner of the Premises immediately prior to the Commencement Date and, upon the Commencement Date, Lessor has acquired the Project, including the Premises, from Lessee. Accordingly, Lessee is familiar with the Premises and Lessee is therefore leasing the Premises from Lessor in its “as is”, “where is” condition “with all faults,” and Lessor shall have no obligation to make any improvements with respect to the Premises pursuant to this Lease. Lessor has made no representations or warranties respecting the Premises and Lessee has investigated and inspected the Premises and has satisfied itself that the Premises are suitable for the Lessee’s intended use thereof and are in compliance with applicable laws and codes. For purposes of Section 1938 of the California Civil Code, Lessor hereby discloses to Lessee, and Lessee hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). Lessor shall have no obligation to contribute toward any improvements to the Premises whatsoever.

(b)     The Lessee agrees on or before the last day of the Term to surrender to Lessor the Premises, and the exclusive possession of the Premises, which shall, except as otherwise provided in subparagraph 6(c)and (d)and paragraph 9 below, without cost to Lessor, include all alterations, additions, and improvements which may have been made in, to, or on the Premises by or on behalf of Lessor or Lessee, in the same good condition as at Lessee’s entry into the Premises, broom clean, excepting for such wear and tear as would be normal for the period of the Lessee’s occupancy.

(c)     The Lessee, on or before the end of the Term, shall, at its sole cost and expense, remove all Lessee’s personal property and trade fixtures from the Premises and all damage caused by such removal repaired. All such property not so removed shall be deemed to be abandoned by the Lessee and Lessor may, without liability to Lessee for loss thereof, at Lessee’s sole cost and expense and in addition to Lessor’s other rights and remedies under this Lease, at law or in equity, dispose of the same.

(d)     Notwithstanding anything to the contrary contained in this Lease, Lessee shall, prior to the last day of the Term, at its sole cost and expense, remove the specialized equipment described on Exhibit C attached hereto (“Specialized Equipment”) and shall also repair all damage to the Premises or Project caused by removal of the Specialized Equipment. For such removal and repair, Lessee shall use a contractor reasonably approved by Lessor. Lessee’s removal of the Specialized Equipment shall be in compliance with all applicable federal, state, and local governmental laws, rules, regulations, and ordinances. Lessee shall notify Lessor when the Specialized Equipment has been removed pursuant to this sub-paragraph 6(d) and shall provide Lessor closure notices or other reasonable and available evidence that applicable governmental bodies have inspected and approved such removal. All costs associated with such compliance shall be borne solely by Lessee, including, without limitation, the costs of preparing submittals for governmental permits and the fees associated therewith. Notwithstanding anything to the contrary in this sub-paragraph 6(d), if Lessee fails to perform any obligation under this sub-paragraph 6(d) with respect to removal of the Specialized Equipment by the last day of the Term, Lessee shall be permitted to perform such obligations on Lessee’s behalf and Lessee shall reimburse Lessor within ten (10) days following receipt from Lessor of a written statement of all costs (including internal costs) incurred by Lessor in performing such obligations on behalf of Lessee.

(e)     If the Premises are not surrendered at the end of the Term in the manner described above, then, in addition, to Holdover Rent described in paragraph 30, and reimbursement of Lessor’s costs (including internal costs) in exercising its self-help rights described in sub-paragraph 6(d), Lessee shall be liable for, and shall indemnify, defend, protect and hold Lessor harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including, without limitation, attorneys’ fees and court costs arising or resulting from the failure to deliver timely possession of the Premises to Lessor.

7.     USES PROHIBITED

Lessee shall not commit, or suffer to be committed, any waste upon the Premises or any other portion of the Project, or any nuisance, or other act or thing which may disturb the quiet enjoyment of Lessor or any other occupants of the Project, or allow any sale by auction upon the Premises or any other portion of the Project, or allow the Premises or any other portion of the Project to be used for any unlawful or objectionable purpose, or place any loads upon the floor, walls, or roof which endanger the structure, or place any harmful liquids in the drainage system of the Building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or any other portion of the Project. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises or any other portion of the Project.

8.     ALTERATIONS AND ADDITIONS

(a)     Lessee shall make no alterations, additions or improvements to the Premises or any part thereof (collectively “Alterations”) without obtaining the prior written consent of the Lessor, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lessee may make Alterations that do not: (i) adversely affect the Building’s structure or systems;(ii) affect any area outside the Building including the outside appearance, character or use of any portions of the Building or other portions of the Project outside of the Building; (iii) affect the Building’s roof, roof membrane, any structural component or any base Building equipment, services or systems (including fire and life/safety systems), or the proper functioning thereof, or Lessor’s access thereto; (iv) in the reasonable opinion of Lessor, lessen the value of the Premises; or (v) trigger a legal requirement which would require Lessor to make any alteration or improvement to the Premises. In addition, Lessee shall not make any Alterations which will violate or require a change in any occupancy certificate applicable to the Premises (collectively, “Minor Alterations”). Lessee may make such Minor Alterations without Lessor’s consent, but upon thirty (30) days’ prior notice to Lessor.

(b)     All Alterations shall be in accordance with plans and specifications approved by Lessor in Lessor’s reasonable discretion and shall be carried out by a reputable licensed contractor and in compliance with all applicable laws, codes, rules and regulations. The Lessor may impose as a condition to the aforesaid consent such additional requirements as Lessor may deem necessary in Lessor’s reasonable discretion, including without limitation requirements respecting the manner in which the work is done, Lessor’s right of reasonable approval of the contractor by whom the work is to be performed and the times during which it is to be accomplished. Lessee further assumes all risk of, and agrees that Lessor shall not be liable for, any and all loss, cost, damage, expense and liability (including without limitation, court costs and reasonable attorneys’ fees) sustained as a result of the Premises not having been inspected by a Certified Access Specialist (CASp).

(c)     Upon written request of Lessor prior to last day of the Term, Lessee shall, at its sole cost and expense, remove any or all Alterations installed by or for Lessee if Lessor has given Lessee written notice at the time Lessor approves such Alterations (or within ten (10) days after Lessor receives notice regarding Minor Alterations) that Lessor may require such removal. All Alterations shall, upon completion, become part of the Premises and the property of the Lessor. All Alterations not specified to be removed shall at the expiration or earlier termination of the Lease remain upon and be surrendered with the Premises. All movable furniture, business and trade fixtures, and machinery and equipment shall remain the property of the Lessee and may be removed by the Lessee at any time during the Term. Items which are not to be deemed as movable furniture, business and trade fixtures, or machinery and equipment shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. The Lessee will give the Lessor five (5) business days’ notice prior to the commencement of any Alterations work and will at all times permit notices of non-responsibility to be posted and to remain posted until the completion of Alterations.

9.     MAINTENANCE OF PREMISES

(a)     Lessee shall, at Lessee’s sole cost, keep, maintain, clean, repair, and preserve the Premises and appurtenances and every part thereof (other than elements of the Premises to be maintained or repaired by Lessor, subject to Lessee reimbursement, if applicable, as set forth below), including but not limited to, glass and glazing, plumbing and electrical systems, fire sprinkler system and services, surveillance system and services, and all components of the interior of the Premises in good order, condition, and repair, and in the event Lessee fails to keep and maintain any part of the Premises as required hereunder to Lessor’s reasonable maintenance standards, then unless Lessee commences to cure such breach within ten (10) days after Lessor’s notice to Lessee to cure such breach and thereafter diligently prosecutes such cure, Lessor may make such repairs or do such maintenance at Lessee’s expense and Lessee shall pay the cost thereof as additional rent. All cleaning and janitorial services, including regular removal of trash and debris, for the Premises shall be performed and obtained, at Lessee’s sole cost and expense, exclusively by or through Lessee or Lessee’s janitorial contractors. Lessor shall maintain Common Areas in accordance with paragraph 9(e).

(b)     Lessor shall, at Lessor’s cost and expense, maintain the structural integrity of the exterior walls, and structural portions of the roof, foundations and floors, except that Lessee shall pay, as additional rent, the cost of any repairs or replacements thereto necessitated by the negligence or willful misconduct of the Lessee or Lessee’s agents or employees.

(c)     Lessee shall, at its sole cost and expense, enter into maintenance/service contracts to perform roof-cleaning, and regularly scheduled (but no less than quarterly) preventative maintenance and repair of all hot water, and all heating, ventilation and air conditioning systems and equipment (“HVAC”) within the Premises, or which serve the Premises, including, without limitation, any rooftop HVAC units, distribution lines and internal venting, ducting and control systems.

(d)     Lessor shall, at Lessor’s expense (but subject to reimbursement by Lessee as provided below), if necessary because no longer usable (meaning voluntary and elective replacement is excluded), replace the roof covering, HVAC system, and fire sprinkler system (if any)(“Lessor’s Replacement Costs”) during the Term. For the avoidance of doubt, replacement of the roof covering or HVAC system as a result of such items being at the end of their useful life, but without any material damage thereto or failure thereof shall be deemed to be an elective replacement for which no reimbursement by Lessee is required. Lessee shall reimburse Lessor for such non-elective Lessor’s Replacement Costs as Additional Rent, provided that such costs shall be amortized over the reasonable useful life of the capital improvement (as determined in accordance with generally accepted accounting principles, consistently applied, and sound management practices), and the monthly amortization amounts, together with interest on the unamortized amount at an annual rate of interest equal to the sum of the “prime rate” charged on business loans by Wells Fargo Bank, N.A. Lessee shall have no obligation to pay for any portion of Lessor’s Replacements Costs to the extent they are elective or triggered by any Alterations performed by Lessor. The foregoing notwithstanding, Lessee shall reimburse Lessor as Additional Rent, within thirty (30) days after receipt of a detailed invoice from Lessor, one hundred percent (100%) of Lessor’s Replacement Costs if the replacement is required as a direct result of Lessee’s misuse or by Alterations performed by Lessee during the Term of the Lease. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition or repair.

(e)     In addition to the Base Monthly Rent, commencing on the Commencement Date, Lessee shall pay in monthly installments as additional rent an amount equal to Lessee’s Share of the Common Area Expenses. The term “Common Area Expenses” means all reasonable direct costs and expenses paid or incurred by Lessor during the Term in managing, maintaining, repairing, replacing and operating the parking spaces, walkways and driveways, patios, soccer field, landscaping, exterior lighting and exterior paint, and other common areas of the Project consistent with standards prevailing for office projects, and, in addition, any third party management fee charged to Lessor for or in connection with management, supervision, administration, of the Project to the extent that the aggregate of such fee or charge does not exceed three percent (3%) of the Base Monthly Rent.

(f)     Not later than ten (10) days after the Commencement Date, Lessee shall have taken all actions necessary to cease having the ability to conduct surveillance on Building 48710 (except for those portions of the Building subject to this Lease), including, for example, removing cameras, restricting access, and disconnecting control panel switches. Lessee shall take all actions necessary to cease having the ability to conduct surveillance on those remaining portions of Building 48710 that are included in the Premises prior to the surrender of such portion of the Premises.

10.     FIRE AND EXTENDED COVERAGE INSURANCE AND SUBROGATION

10.1 Lessee shall not use, or permit the Premises, or any part thereof, to be used, for any purposes other than that for which the Premises are hereby leased and no use shall be permitted on the Premises, nor acts done, which would cause a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering the Building and all improvements and betterments.

10.2 Lessee shall, at its expense, obtain and keep in force during the term of this Lease (i) a policy of commercial general liability insurance (including cross liability), with minimum coverages of Two Million and no/100ths Dollars ($2,000,000.00) per occurrence combined single limit for bodily injury and for property damage, with a Two Million and no/100ths Dollars ($2,000,000.00) general aggregate limit, with the Premises as the “location” under a per location aggregate endorsement, insuring Lessee and naming Lessor, Lessor’s Officers, Lessor’s property manager and Lessor’s lender as Additional Insureds as their interests may appear, against any liability arising out of the condition, use, occupancy or maintenance of the Premises, (ii) worker’s compensation in statutory limits, (iii) if Lessee operates owned, leased or non-owned vehicles at the Premises, comprehensive automobile liability insurance with a minimum coverage of $1,000,000 per occurrence, combined single limit for bodily injury and property damage, and (iv) umbrella liability insurance on an occurrence basis, in not less than Eight Million Dollars ($8,000,000)(subject to a reasonable and customary deductible amount) in excess of and following the form of underlying insurance described in (i), and (iii) and the employer’s liability coverage in (ii) which is at least as broad as each and every area of the underlying policies. Such insurance policies must be issued by a carriers authorized to do business in California and with a rating of “A-, VII“ or better by AM Best company. Evidence of coverage must be in the form of a Certificate of Insurance accompanied by the appropriate Additional Insured endorsements, all in form and substance satisfactory to Lessor. Such insurance coverage must also provide for severability of interests or that acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured and that such insurance coverage be primary and noncontributory with any insurance carried by Lessor. Such coverage should also provide no exclusion for cross-suits. The limits of said insurance shall not limit the liability of Lessee hereunder.

10.3 Lessee shall at its expense, keep in force during the Term, a policy of fire and property damage insurance in a “special” form with a sprinkler leakage endorsement, insuring Lessee’s inventory, fixtures, equipment and personal property within the Premises for the full replacement value thereof, and insuring Lessee’s interest in any improvements and betterments in the Premises for the full replacement value thereof, including code upgrade coverage. Such insurance policies must be issued by a carriers authorized to do business in California and with a rating of “A-, VII“ or better by AM Best company. Upon execution of this Lease and annually thereafter upon renewal of such policies, Lessee shall provide Lessor with certificates of insurance, together with such loss payee endorsements and other endorsements as Lessor may require in its sole discretion, evidencing coverages the Lessee is required to carry pursuant to 10.1 and 10.2. The policies shall provide for thirty (30) days advance written notice of cancellation to Lessor and Lessor’s lender. The policies shall otherwise be in a form reasonably acceptable to Lessor and be issued by an insurance company licensed in the State of California and reasonably acceptable to Lessor.

10.4 Lessor shall maintain a policy of commercial general liability insurance in such commercially reasonable amounts and with such commercially reasonable deductibles as Lessor may determine. Lessor shall also maintain property insurance written on a “special form” (f/k/a/ “all risk”) basis covering loss or damage to the Project for the full replacement cost thereof, subject to commercially reasonable deductibles, against damage by fire and standard extended coverage perils. Lessor may, but shall not be obligated, to carry any other form of forms of insurances as Lessor may reasonably determine, including rental interruption coverage and earthquake coverage.

10.5 Lessee shall pay to Lessor as additional rent, during the term hereof, upon receipt of an invoice therefore, Lessee’s Share of the premiums and deductibles paid by Lessor(provided, the deductible amount shall be amortized over the useful life of the improvement for which such insurance deductible is applicable and Lessee shall only be obligated to reimburse Lessor for the amortized portion of the deductible amount that occurs during the term of this Lease as may be extended) with respect to any insurance obtained by Lessor pursuant to Paragraph 10.4 above. Lessor may obtain such insurance for the Premises separately, or together with other property which Lessor elects to insure together under blanket policies of insurance. In such case Lessee shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises. Lessee’s obligation under this paragraph shall be prorated to reflect the commencement and termination dates of the Lease.

10.6 Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, directors, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is insured against under any insurance policy carried or required to be carried by Lessor or Lessee hereunder. Each party shall notify their respective insurance carriers of this waiver.

10.7     Lessee shall not do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of the Building or the Project, anything which would cause a cancellation of any insurance policy carried by Lessor or Lessee, or give rise to any defense by an insurer to any claim under any such policy of insurance, or increase the existing rate of or adversely affect any insurance policy carried by Lessor. If Lessee does or permits anything to be done which increases the cost of any of Lessor’s insurance, or which results in the need, in Lessor’s reasonable judgment, for additional insurance by Lessor or Lessee with respect to any portion of the Premises, the Building or the Project, then Lessee shall reimburse Lessor, within thirty (30) days following written demand therefor accompanied by reasonable supporting documentation, for any such additional costs or the costs of such additional insurance, and/or procure such additional insurance at Lessee’s sole cost and expense. Exercise by Lessor of such right to require reimbursement of additional costs (including the costs of procuring of additional insurance) shall not limit or preclude Lessor from prohibiting Lessee’s impermissible use of the Premises or from invoking any other right or remedy available to Lessor under this Lease.

11.     ABANDONMENT

If Lessee shall abandon or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor (and dealt with in accordance with paragraph 6 above), except such property as may be mortgaged to Lessor.

12.     LIENS

Lessee shall keep the Project, including the Premises, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee, and shall protect, defend with counsel reasonably satisfactory to Lessor, indemnify and hold Lessor harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Lessee shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Lessor, and if Lessee shall fail to do so, Lessor may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. Lessee shall reimburse Lessor for the amount so paid upon demand, as additional rent.

13.     COMPLIANCE WITH GOVERNMENTAL REGULATIONS

Lessee shall, at its sole cost and expense, comply with all statutes, codes, ordinances, rules, regulations and other requirements of all Municipal, State and Federal authorities, including, without limitation, the Americans with Disabilities Act (collectively, “Laws”) now in force, or which may hereafter be in force, with respect to the condition, use or occupancy of the Premises, and shall faithfully observe in the use of the Premises all Laws now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated, or that the Premises are not in compliance with, any Laws, shall be conclusive of that fact as between Lessor and Lessee. Lessee’s obligations under this paragraph 13 shall include the obligation to make, at Lessee’s sole cost, any alterations or improvements to the Premises which are required by applicable Laws, provided that (a) as to such alterations or improvements which are not required by reason of Lessee’s particular use of the Premises or by reason of other alterations or improvements being undertaken by Lessee, Lessee shall only be required to pay an allocable portion of the costs of such required alterations or improvements based on the ratio of the remaining Lease term to the useful life of such alterations or improvements, and (b) Lessee shall not be required to pay any portion of the cost of alterations or improvements which are legally required to be made as of the date of this Lease and as to which Lessor receives notice of such requirement prior to the date thirty (30) days after the Commencement Date.

14.     INDEMNIFICATION

(a)     Neither Lessor nor Lessor’s agents, nor any shareholder, constituent partner or other owner of Lessor or any agent of Lessor nor any contractor, officer, director or employee of any thereof shall be liable to Lessee, and Lessee waives all claims against Lessor and such other persons, for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises by or from any cause whatsoever, unless caused solely by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessee agrees to indemnify and hold Lessor, Lessor’s agents, the shareholders, constituent partners and/or other owners of Lessor or any agent of Lessor, and all contractors, officers, directors and employees of any thereof (collectively, “Indemnitees”), and each of them, harmless from and to protect and defend with counsel reasonably satisfactory to Lessor each Indemnitee against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorney’s fees incurred in connection therewith, (a) arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises, from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of such Indemnitee, or (b) occurring in, on or about the Premises, when such claim, injury or damage is caused or allegedly caused in whole or in part by the act, neglect, default, or omission of any duty by Lessee, its former or current agents, contractors, employees, invitees, or sublessees, or (c) arising from any failure of Lessee to observe or perform any of its obligations hereunder. The provisions of this paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. Lessor agrees to indemnify and hold Lessee, Lessee’s agents, the shareholders, constituent partners and/or other owners of Lessee or any agent of Lessee, and all contractors, officers, directors and employees of any thereof (collectively, “Lessee Indemnitees”), and each of them harmless from and to protect and defend with counsel reasonably satisfactory to Lessee and each Lessee Indemnitee against any and all costs and expenses, including reasonable attorney’s fees incurred in connection therewith, (a) arising out of any claim arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises, form any cause whatsoever, to the extent caused by the gross negligence or willful misconduct of Lessor, and (b) arising from any failure of Lessor to observe or perform any of its obligations hereunder.

(b)     Except to the extent such matter is not covered by the insurance required to be maintained by Lessee under this Lease and/or except to the extent such matter is attributable to the gross negligence or willful misconduct of Lessor or Lessor’s agents, contractors or employees, Lessor shall not be liable to Lessee, or any of Lessee Indemnitees for: (i) any damage to property of Lessee, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Lessee or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling ceiling tiles masonry, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, (iv) any such damage caused by persons in the Premises, occupants of any other portions of the Premises, or the public, or caused by operations in construction of any private, public or quasi-public work, or (v) any interruption of utilities and services. Lessor shall in no event be liable to Lessee or any other person for any consequential damages, special or punitive damages, or for loss of business, revenue, income or profits and Lessee hereby waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this subparagraph 14(b), all property of Lessee and Lessee Indemnitees kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Lessee and Lessee shall hold Lessor harmless from any claims arising out of damage to the same, including subrogation claims by Lessee’s insurance carriers. Lessor or its agents shall not be liable for interference with light or other intangible rights.

15.     ADVERTISEMENTS AND SIGNS

Lessee shall not place or permit to be placed, in, upon or about the Premises any signs not approved by the city or other governing authority. Lessee shall not place, or permit to be placed, in, upon or about the Premises, any signs, advertisements or notices without the prior written consent of the Lessor. Lessor hereby consents to all existing signage of Lessee located in, upon or about the Premises as of the date of this Lease, subject to compliance with applicable Laws. Lessee’s name may continue to be identified on the existing monument signs at the Project that are located closest to the building located at 48720 Kato Road. For the avoidance of doubt, Lessee shall not be permitted to maintain its signage on the monument signs located closest to the 48710 Building. Lessee shall remove any signs placed in, upon or about the Premises at the expiration or termination of this Lease, and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee’s expense, as additional rent. Any sign placed without the express written consent of Lessor may be removed by Lessor at Lessee’s sole expense, as additional rent.

16.     UTILITIES

(a)     As used in this Lease, “Utilities Costs” shall mean all actual charges for utilities for the Premises of any kind, including but not limited to water, gas, heat, light, sewer and electricity, telecommunications and cable service, and costs of heating, ventilation, and other utilities, as well as related fees, assessment, and surcharges. If the Premises and the rest of the Project are not separately billed for Utilities Costs by the provider(s) thereof, then beginning on the Commencement Date, except for electricity and water, Lessor shall contract with such service provider(s), and Lessee shall pay as additional rent to Lessor its equitable share of the Utility Costs within thirty (30) days of Lessee’s receipt from Lessor of a statement indicating such a payment is due and a copy of the bill issued by the provider. The parties acknowledge that only water and electricity are not so separately billed. Lessee shall contract with the service providers directly for Utilities Costs and shall pay all Utilities Costs directly to the various service providers. During any period of time during which Lessee is the only occupant of the Project, Lessee’s equitable share shall of the Utilities Costs shall be one hundred percent (100%); provided, however, (i) prior to Lessor occupying or undertaking any activities not of a de minimis nature on the Project that will result in increases to the Utility Costs above those solely for the use of Lessee, Lessor shall (A) provide prior written notice to Lessee of such occupation or activities and (B) transfer the account (or open a new account) for electricity and water so that the account for such Utility Costs is in the name of Lessor prior to the commencement of such occupation or activities, and (ii) that if Lessor’s use of Project other than the Premises results in the consumption of any utilities substantially or materially in excess of the Utility Costs incurred by Lessee for the Premises during the period preceding the Commencement Date (when Lessee owned the Project), Lessor shall bear the Utility Costs attributable to such excess, as reasonably determined in good faith by Lessor, which determination shall be conclusive. When Lessee is no longer the only occupant of the Project, the parties will discuss and seek to agree whether an alternative mechanism for allocating Utilities Costs is feasible and desirable, which may include, for example, separate metering or monitoring systems, pro rata sharing, or a combination of mechanisms.

(b)     Lessee hereby waives the provisions of any applicable existing or future Law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any utility services. If there is any disruption of utility service to the Premises, Lessor shall: (a) with respect to utilities in its name, endeavor to restore such utility service as promptly as possible; and (b) with respect to utilities in Lessee’s name, fully cooperate with Lessee to restore such utility services as promptly as possible. If such disruption is the result of any negligent act or negligent omission of Lessor, and continues for five (5) consecutive business days, then, starting the first day after such 5-business day period, the Monthly Base Rent and Additional Rent shall be abated during such continued period of disruption in proportion to the interference with Lessee’s use of the Premises due to such disruption.

17.     ATTORNEY’S FEES

If a legal action is commenced for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to prevailing party reasonable attorneys’ fees and costs incurred in such action, including any appeal thereof, which fees and costs shall be payable whether or not such action is prosecuted to judgment.

18.     DEFAULT AND REMEDIES

18.1    The occurrence of any one or more of the following events (each an “Event of Default”) shall constitute a breach of this Lease by Lessee:

(a)    Lessee fails to pay any Base Monthly Rent or additional rent under this Lease as and when it becomes due and payable and such failure continues for more than five (5) days after written notice to Lessee that such payments are overdue; or

(b)    Lessee fails to perform or breaches any other express or implied covenant of this Lease to be performed or observed by Lessee as and when performance or observance is due and such failure or breach continues for more than twenty (20) days after Lessor gives written notice thereof to Lessee; provided, however, that if such failure or breach cannot reasonably be cured within such period of twenty (20) days, an Event of Default shall not exist as long as Lessee commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes diligently and continuously and completes the curing of such failure or breach within a reasonable time not to exceed ninety (90) days from such notice from Lessor; or

(c)    Lessee files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction; makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Lessee or of any substantial part of Lessee’s property; or

(d)    A court or government authority enters an order, and such order is not vacated within thirty (30) days, appointing a custodian, receiver, trustee or other officer with similar powers with respect to Lessee or with respect to any substantial part of Lessee’s property; or constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction; or ordering the dissolution, winding-up or liquidation of Lessee.

(e)     Lessee fails to surrender the 48710 Building within ninety (90) days after the Commencement Date and such failure continues for more than one (1) business day after Lessor gives written notice thereof to Lessee.

18.2      If an Event of Default occurs other than pursuant to Section 18.1(e) above, Lessor shall have the right, in addition to any other remedies available to Lessor under this Lease, at any time to give a written termination notice to Lessee and, on the date specified in such notice, Lessee’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Lessor shall have the right to recover from Lessee:

(i)    The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(ii)   The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

(iii)  The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

(iv)  All other amounts necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform all of Lessee’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the maximum annual rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The “worth at the time of award” of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Lessee under this Lease, including Base Monthly Rent, additional rent and all other sums payable by Lessee under this Lease.

18.3      Even though Lessee has breached this Lease, this Lease shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession. Lessor shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Lessor does not elect to terminate this Lease on account of any Event of Default by Lessee, Lessor may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor’s interest under this Lease shall not constitute a termination of Lessee’s right to possession unless written notice of termination is given by Lessor to Lessee.

18.4       The remedies provided for in this Lease are in addition to all other remedies available to Lessor at law or in equity by statute or otherwise. Any notice sent by Lessor to Lessee pursuant to this paragraph 18 shall be in lieu of, and not in addition to, any notice required by applicable Law. All rights, options, and remedies of Lessor contained in paragraph 18 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this paragraph 18 shall be deemed to limit or otherwise affect Lessee’s indemnification of Lessor pursuant to any provision of this Lease.

18.5      If Lessee shall fail to perform any obligation or covenant pursuant to this Lease within a reasonable period of time (not to exceed 15 days) following notice from Lessor to do so, then Lessor may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such obligation or covenant and Lessee shall pay to Lessor, as Additional Rent, the costs incurred by Lessor in performing such obligation or covenant.

18.6          Notwithstanding anything in this Lease to the contrary, Lessors sole remedy as a result of a default by Lessee pursuant to Section 18.1(e) (except for the rental increase set forth in paragraph 4(b))shall be to re-enter and retake the portion of the Premises within the 48710 Building, including, without limitation, any personal property of Lessee located therein, and to terminate the Lease only with respect to that portion of the Premises comprised of the 48710 Building. For the avoidance of doubt, the exercise of this remedy as a result of a default pursuant to Section 18.1(e) shall not affect Lessee’s continued possession of the portion of the Premises comprised of the Building or any of the common areas within the Project and the Lease shall continue in full force and effect except with respect to any portion of the 48710 Building. Lessee shall hold Lessor and the Indemnitees harmless from damages resulting from the exercise of the remedy described in this Section 18.6.

19.     LATE CHARGES AND INTEREST

Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder, including, without limitation, Utilities Costs as provided above, will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

If any rent or other sums due and payable under the Lease remains delinquent for a period in excess of five (5) calendar days, then, in addition to any late charge payable, Lessee shall pay to Lessor interest on any rent or sum that is not so paid from the date due until paid at the then maximum rate of interest not prohibited or made usurious by Law.

20.     SURRENDER OF LEASE

The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases, or may, at the option of Lessor, operate as an assignment to Lessor of any or all such subleases.

21.     TAXES

The Lessee shall be liable for all taxes levied against any personal property and trade or business fixtures on the Premises and for franchise taxes or similar business or other taxes computed on the net income of Lessee. The Lessee also agrees to pay, as additional rent, during the term of this Lease, Lessee’s Share of Taxes for all real estate taxes plus the yearly installments of any special assessments which are of record or which may become of record during the term of this Lease with respect to the Project, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, license or use fees, excises, transit charges, and other impositions of any kind (including fees “in-lieu” or in substitution of any such tax or assessment) where are now or hereafter assessed, levied, charged or imposed by any public authority upon the Premises or any portion thereof, its operations or use or the rent derived therefrom (“Taxes”). Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Laws taking effect, prior to or during the term of this Lease, including but not limited to a change in the ownership of the Project (as a result of Lessor acquiring the Project, including the Premises, from Lessee) or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the parties hereto. Within twenty (20) days after delivery to Lessee of Lessor’s invoice for Lessee’s Share of Taxes accompanied by a copy of a real estate tax bill, Lessee shall pay such taxes to Lessor. Lessor and Lessee acknowledge that the Premises are a portion of a single tax parcel and this Lease does not cover the entire tax parcel. Lessee’s obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease.

22.     NOTICES

All notices and other communication to be given under this Lease may be properly given if in writing personally, by commercial overnight courier or by certified mail, return receipt requested, postage prepaid, and addressed to the party at the address adjacent to the parties signature below or such other address as such party may designate in writing to the other party (whether or not such party has departed from, abandoned or vacated from such address). Notices given in accordance with this paragraph shall be deemed received on the date of receipt (evidenced by certified mail receipt), or when delivered if delivered personally. Notwithstanding the foregoing, notice from Lessor to Lessee by email or telephone shall be permitted in accordance with paragraph 22, and Lessee shall provide Lessor with its email and telephone contact information.

23.     ENTRY BY LESSOR; USE OF COMMON AREAS

(a)     Lessee shall permit Lessor and its agents to enter into and upon the Premises at all reasonable times, and with not less than 24 hours advance notice given verbally or via email (except in cases of emergency when no notice shall be required), for the purpose of inspecting the same, for the purpose of showing the Premises to prospective buyers, lenders, or lessees, for the purpose of maintaining any portion of the Premises, for the purpose of making repairs, alterations, improvements, replacements, or additions to any other portion of the Premises, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of construction planning to take place after the expiration of the Term, without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and shall permit Lessor and his agents to place upon the Premises any usual or ordinary “For Sale” sign or, at any time within one hundred twenty (120) days prior to the expiration of this Lease, to place upon the Premises any “For Lease” sign.

(b)     Lessor shall have the right, in its sole discretion, from time to time, to: (i) make changes to the common areas and/or the Project, including, without limitation, changes in the location, size, shape and number of any common area amenity, installation or improvement, such as the driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (ii) close temporarily any of the common area and/or the Project for maintenance purposes or to designate certain areas as construction staging areas in connection with Lessor’s improvements and alterations to the Project, so long as reasonable access to the Premises remains available; (iii) add additional buildings and improvements therefrom; (iv) use the common areas and/or the Project while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (v) do and perform any other acts, alter, expand, close, or make any other changes in, to or with respect to the common areas and/or the Project as Lessor may, in its sole discretion, deem to be appropriate. Without limiting the foregoing, Lessor reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for services to the Premises or to other parts of the Project which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Project that are located within the Premises or located elsewhere in the Project. Lessee further acknowledges that Lessor intends to perform substantial renovation and improvement work to portions of the Project. Such work may create noise, dust, or leave debris at the Project. In addition, Lessor shall have the right to utilize portions of the common area from time to time for entertainment, displays, leasing of kiosks or such other uses deemed appropriate in Lessor’s sole judgment. Notwithstanding anything to the contrary contained in this Lease, Lessor shall not cause any change to be made to the Project or the common areas therein that would materially and adversely affect (A) Lessee’s Permitted Use of the Premises, (B) access to the Premises, (c) sufficient parking for Lessee’s employees and visitors, or (D) visibility of Lessee’s exterior Building signage permitted pursuant to paragraph 15. Lessee hereby agrees that Lessor’s actions in connection with the foregoing work shall in no way constitute a constructive eviction of Lessee nor entitle Lessee to any abatement of rent. Except as set forth herein, Lessor shall have no responsibility or for any reason be liable to Lessee for any direct or indirect injury to or interference with Lessee’s business arising from such work, nor shall Lessee be entitled to any compensation or damages from Lessor for any inconvenience or annoyance occasioned by such work or Lessor’s actions in connection with such work.

24.     LIMITATION ON LESSOR’S LIABILITY

Notwithstanding anything contained in this Lease to the contrary, the obligations of Lessor under this Lease (including as to any actual or alleged breach or default by Lessor) do not constitute personal obligations of the individual members, managers, investors, partners, directors, officers, or shareholders of Lessor or Lessor’s members or partners, and Lessee shall not seek recourse against the individual members, managers, investors, partners, directors, officers, or shareholders of Lessor or Lessor’s members or partners or any other persons or entities having any interest in Lessor, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Lessee and notwithstanding anything contained in this Lease to the contrary, Lessee hereby covenants and agrees for itself and all of its successors and assigns that the liability of Lessor for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Lessor), shall be limited solely to, and Lessee’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Lessor’s interest in the Premises (and the rents, profits, proceeds and insurance proceeds thereof), and no other assets of Lessor. The term “Lessor” as used in this Lease, so far as covenants or obligations on the part of the Lessor are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Premises (and the rents, profits, proceeds and insurance proceeds thereof). In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all then-unaccrued covenants and obligations on the part of Lessor contained in this Lease. Lessor and Lessor’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises and/or this Lease without the consent of Lessee, and such transfer or subsequent transfer shall not be deemed a violation on Lessor’s part of any of the terms and conditions of this Lease.

25.     DESTRUCTION OF PREMISES

In the event of damage or partial destruction of the Premises during the Term, from any cause covered by insurance carried, or required to be carried, by Lessor under this Lease, Lessor shall forthwith repair the same, provided (a) no Event of Default is continuing, (b) such repairs can, in Lessor’s reasonable judgment, be completed by within one hundred eighty (180) days after such damage under the laws and regulations of State, Federal, County or Municipal authorities, and (c) Lessee shall assign to Lessor the proceeds of the insurance Lessee is required to carry on the improvements and betterments in the Premises in accordance with paragraph 10.2. Such damage or partial destruction shall in no way annul or void this Lease. Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the Premises. If the cause of such repairs is not so covered by insurance or cannot, in Lessor’s reasonable judgment, be completed within one hundred eighty (180) days after the damage or partial destruction, Lessor shall provide Lessee written notice thereof (“Lessor’s Damage Notice”) within sixty (60) days after such damage occurs and Lessor may, at its option, elect (and shall notify Lessee of such election in Lessor’s Damage Notice) to (a) make such repairs within a reasonable time, this Lease continuing in full force, or (b) terminate this Lease by notice to Lessee. In the event that Lessor does not so elect to make such repairs because the damage is not covered by insurance or cannot be made in one hundred eighty (180) days under applicable laws and regulations, Lessee or Lessor may terminate this Lease by written notice to the other given within thirty (30) days after delivery of Lessor’s Damage Notice. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the Building is damaged and the cost to repair the damage and restore the Building to its previous condition (including any required code upgrades) would, in Lessor’s reasonable judgment, exceed 33 1/3% of the replacement cost of the Building and other improvements on the Premises, Lessor may elect to terminate this Lease, whether the Premises are damaged or not. A total destruction of the Building shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, such dispute shall be resolved by mandatory arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, using a panel of three (3) neutral arbitrators. The three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

26.     ASSIGNMENT AND SUBLETTING

(a)     The Lessee shall not assign, transfer, mortgage or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof (“Transfer”), without, in each case, the prior written consent of the Lessor. Lessor shall not unreasonably withhold its consent to a subletting or assignment. Lessor may withhold its consent to any mortgage, hypothecation or other Transfer in its sole discretion. The Lessee shall, by thirty (30) days written notice, advise the Lessor of its intent to assign this Lease or sublet the Premises or any portion thereof for any part of the term hereof, which notice shall include a description of all of the material terms of such assignment or subletting, and a reasonably detailed description of the proposed assignee or sublessee and its business and financial condition. Within fifteen (15) days after receipt of Lessee’s notice, Lessor shall either give approval to Lessee to assign the Lease or sublease the portion of the Premises described in Lessee’s notice, or notify Lessee of Lessor’s disapproval. If the Lessor approves an assignment or subletting, the Lessee may, within sixty (60) days after receipt of the Lessor’s written approval, assign or sublet to the proposed assignee or sublessee on the proposed terms. In the event Lessee is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Lessor, then no assignee, transferee or sublessee shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of the Lessor. In the event of any approved assignment or subletting, Lessee shall pay to the Lessor, as additional rent, one hundred percent (100%) of all assignment proceeds and rents received by the Lessee from its assignee or sublessee which are in excess of the amount payable by the Lessee to the Lessor hereunder, after deducting the amount of any real estate brokerage commissions paid by Lessee in connection with the assignment or subletting. Any sublessee must provide liability insurance as required under the Lease, naming as additional insureds Lessor and its property manager and the other parties specified in paragraph 10.1. A consent of Lessor to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Lessee from any of the Lessee’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Lessee and shall, at the option of Lessor exercised by written notice to Lessee, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Lessor. As a condition to its consent, Lessee shall pay all of Lessor’s reasonable out-of-pocket expenses in connection with the assignment, and Lessor may require Lessee’s assignee or sublessee to assume in writing all of the obligations under this Lease (or, as to a sublessee of a portion of the Premises, to assume all obligations applicable to such portion). Lessee shall not amend any sublease in any material respect without the prior written consent of Lessor, which shall not be unreasonably withheld. No assignment or sublease shall release Lessee from its obligations under this Lease.

(b)     Notwithstanding the foregoing, Lessee may, without Lessor’s consent, assign this Lease or sublet all or a portion of the Premises to an entity which controls, is controlled by, or is under common control with, Lessee, provided that Lessor is given prior written notice of such assignment or sublease. Any dissolution, merger, consolidation, recapitalization or other reorganization of Lessee, or the sale or other transfer in the aggregate over the term of the Lease of a controlling percentage of the capital stock of Lessee (excluding transfers over a national securities exchange), or the sale or transfer of all or a substantial portion of the assets of Lessee, shall be deemed a voluntary assignment of Lessee’s interest in this Lease (a “Deemed Assignment”); provided that, a merger, consolidation, recapitalization, reorganization or sale of assets shall not require Lessor’s consent hereunder if, prior to such Deemed Assignment, Lessee provides written notice to Lessor of the material terms of such Deemed Transfer together with evidence reasonably satisfactory to Lessor that Lessee’s tangible net worth (or the tangible net worth of the surviving entity in a merger, if other than Lessee), determined in accordance with generally accepted accounting principles, immediately after such transaction is reasonably sufficient to assure Lessee’s performance of its obligations under this Lease. The phrase “controlling percentage” or “control” means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Lessee’s capital stock issued, outstanding and entitled to vote for the election of directors. If Lessee is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Lessee’s interest in this Lease. In the event that, through a merger, stock sale or other transaction, Lessee becomes the subsidiary of any other entity (a “parent”), Lessor shall have the right to require that the parent guaranty all of Lessee’s obligations under the Lease pursuant to a form of guaranty reasonably satisfactory to Lessor.

(c)     Notwithstanding anything to the contrary in this paragraph 26, within thirty (30) days of a Transfer request (or any time, if Lessee enters into any Transfer without obtaining the consent of Lessor), Lessor, by notice to Lessee, may terminate this Lease (and, in the case of a sublease of less than all of the Premises, Lessor may terminate this Lease in its entirely or may terminate this Lease as to all or any portion of the Premises proposed to be sublet), as of the proposed effective date of the Transfer as if that were the original Term expiration date (or immediately, if Lessee enters into the Transfer without obtaining the consent of Lessor). If Lessor so elects to terminate, Lessor shall have the right to relet the Premises (or the portion of the Premises as to which this Lease is terminated pursuant to Lessor’s election as a result of a partial sublease) or any portion thereof to anyone (including the proposed transferee) on any terms, and Lessee shall not be entitled to any portion of any profit Lessor may realize as a result of any such reletting. If this Lease is terminated as to a portion of the Premises as a result of the foregoing, then Base Monthly Rent and any other provisions hereof based upon the rentable area of the Premises shall be reduced by the amount allocable to such portion of the Premises so terminated. If Lessor does not terminate the Lease as provided herein, then Lessor shall grant or deny its consent to the proposed Transfer in the manner described above.

27.     CONDEMNATION

If any part of the Premises shall be taken for any public or quasi-public use, under any statue or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto. Lessee may pursue a separate claim with the condemning authority for loss of goodwill and moving expenses only.

28.     EFFECT OF CONVEYANCE

The term “Lessor” as used in this Lease, means only the owner for the time being of the Project, so that, in the event of any sale of the Project, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder which arise after such sale, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Project has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder arising after such sale. If any security deposit was given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of the Lessee, the Lessor shall transfer and deliver the security, as such, to the purchaser at any such sale, and thereupon the Lessor shall be discharged from any further liability with respect thereto. Within ten (10) business days following the written request by Lessor, Lessee shall execute and deliver to Lessor an estoppel certificate as may be required in connection with any sale or to the extent requested in connection with any financing.

29.     SUBORDINATION

Lessor acknowledges that as of the Commencement Date, there will be no financing encumbering the Premises. Lessee agrees that this Lease shall be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the Building or the Project, and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, estoppel certificates, or other documents, in each case in a form and substance that is commercially reasonable and is customarily used with respect to properties of a size, type and use similar to that of the Premises, that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee to execute any such instruments, releases or documents, shall constitute a default hereunder. Notwithstanding Lessee’s obligations, and the subordination of the Lease, under this paragraph 29, no mortgagee, trustee or beneficiary under any deed of trust or other instrument of security which may be placed on the Premises without agreeing to enter into with Lessee an agreement of subordination, attornment and non-disturbance (a “SNDA”) in commercially reasonable form. Lessee shall enter into such SNDA within ten (10) days after written request from Lessor. If requested by Lessor, Lessee shall promptly provide Lessor with the most recent annual financial statements of Lessee or, if financial statements of Lessee are not available, then financial statements of Lessee’s parent corporation or other parent entity.

30.     WAIVER

The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

31.     HOLDING OVER

Excluding the 48710 Building, the holding over of which is governed by paragraph 4(b), any holding over after the expiration or other termination of the term of this Lease with the written consent of Lessor, shall be construed to be a tenancy from month-to-month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable. Any holding over after the expiration or other termination of the term of this Lease without the written consent of Lessor shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the Base Monthly Rent shall be an amount equal to two hundred fifty percent (250%) of the Base Monthly Rent payable by Lessee immediately prior to such holding over (without waiver of Lessor’s right to recover damages as permitted by law)(“Holdover Rent”). Lessee shall, in addition to the obligation to pay the above referenced increase in Base Monthly Rent, indemnify and hold Lessor harmless and pay to and reimburse Lessor against all loss or liability resulting from or arising out of Lessee’s failure to surrender the Premises, including, but not limited to, any actual and reasonable amounts required to be paid by Lessor who was to have occupied the Premises after the termination or expiration of the Term and any related attorneys' fees and other costs and expenses.

32.     SUCCESSORS AND ASSIGNS

The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

33.     TIME

Time is of the essence of this Lease.

34.     MARGINAL CAPTIONS; COMPLETE AGREEMENT; AMENDMENT

The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument is the complete and integrated agreement between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

35.     ENVIRONMENTAL OBLIGATIONS

Lessee’s obligations under this paragraph 35 shall survive the expiration or termination of this Lease.

35.1 As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances, “ “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules, past, present or future. The term “Hazardous Materials” shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision. The term “Hazardous Materials” shall include, without limitations, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or franctions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

35.2 Notwithstanding anything to the contrary in this Lease, Lessee, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials. Lessee shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials (“Permitted Materials”) which are either (a) normal quantities of ordinary office supplies or cleaning supplies, or (b) if required by law, listed in a Hazardous Materials management plan (“HMMP”) which Lessee shall submit to appropriate government authorities as and when required under applicable Laws, with a copy to Lessor. Lessee may use, store and dispose of Permitted Materials provided that (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable Laws, and (ii) as to Permitted Materials described in clause (b) above, such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, or in the case of Hazardous Materials not required by law to be included in an HMMP, quantities of such materials approved in writing by Lessor. In no event shall Lessee cause or permit to be discharged into the plumbing or sewage system of the Premises or onto the land underlying or adjacent to the Premises any Hazardous Materials. If the presence of Hazardous Materials on the Premises caused or permitted by Lessee results in contamination or deterioration of water or soil, then Lessee shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Lessor to allow the presence of such Hazardous Materials.

35.3    Lessee shall immediately notify Lessor in writing of:

(a)     Any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened against Lessee related to any Hazardous Materials;

(b)     Any claim made or threatened by any person against Lessee or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and,

(c)     Any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, discharged at, or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith.

Lessee shall also supply to Lessor as promptly as possible, and in any event within five (5) business days after Lessee first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations related in any way to the existence of Hazardous Materials at, in, under or about the Premises or Lessee’s use thereof. Lessee shall, upon Lessor’s request, promptly deliver to Lessor copies of any documents or information relating to the use, storage or disposal of Hazardous Material on or from the Premises.

35.4   Upon termination or expiration of the Lease, Lessee at its sole expense shall cause all Hazardous Materials placed in or about the Premises, by Lessee, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Lessee relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Lessee. Lessee shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits approvals and clearances legally required for the closure of the Premises and shall take all other actions as may be required to complete the closure of the Premises.

35.5   At any time prior to expiration of the Lease term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Lessee’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Lessee’s business at the leased Premises, Lessor and its agents shall have the right to enter in and upon the Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Lessee’s use thereof. Lessor shall furnish copies of all such test results and reports to Lessee and, at Lessee’s option and cost, shall permit split sampling for testing and analysis by Lessee. Such testing shall be at Lessee’s expense if Lessor has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Premises, which has been caused by or resulted from the activities of Lessee, its agents, contractors, or invitees.

35.6   Lessor may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Lessee shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Lessee agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

35.7   Lessee shall indemnify, defend by counsel reasonably acceptable to Lessor, protect and hold Lessor and each of Lessor’s partners, employees, agents, attorney’s, successors, and assignees, free and harmless from and against any and all claims, damages, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorney’s fees) or death of or injury to any person or damage to any property whatsoever arising from or caused in whole or in part, directly or indirectly by (A) the presence in, or under or about the Premises or discharged or migrating in or from the Premises of any Hazardous Materials caused in whole or in part by Lessee, its agents, employees, invitees, contractors, assignees, or sublessees, or the use, analysis, storage, transportation, disposal, release, threatened release, discharge, migration or generation of Hazardous Materials to, in, on, under, about or from the Premises by Lessee, or its agents, employees, invitees, contractors, assignees, or sublessees, or (B) Lessee’s failure to comply with any Hazardous Materials Law or the provisions of this paragraph 35. Lessee’s obligations hereunder shall include, without limitation, whether foreseeable or unforeseeable, all costs, including without limitation fees of Lessor’s attorneys and consultants, in connection with any required or necessary repair, cleanup or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease. For purposes of indemnity provision hereof, any actions or omissions of Lessee or by employees, agents, assignees, sublessees, contractors or subcontractors of Lessee or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Lessee.

THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW THE DOCUMENT AND ASSIST YOU TO DETERMINE WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED. LESSOR IS NOT AUTHORIZED TO GIVE LEGAL AND TAX ADVICE. NO REPRESENTATION OR RECOMMENDATION IS MADE BY LESSOR OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATTORNEY WITH WHOM YOU SHOULD CONSULT BEFORE SIGNING THIS DOCUMENT.

36.     MISCELLANEOUS PROVISIONS

(a)     This Lease shall be governed by, and construed pursuant to, the laws of the State of California. Venue for any litigation between the parties hereto concerning this Lease or the occupancy of the Premises shall be initiated in the county in which the Premises are located.

(b)     The parties acknowledge and agree that neither party shall have any liability for any brokerage fee, commission or finder's fee (or similar fees, commissions or reimbursement expenses) in connection with this Lease (as compared to the Lessor upon the Commencement Date acquiring the Project, including the Premises, from Lessee).

(c)     The invalidity or unenforceability of any provision of this Lease shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

(d)     Neither Lessor nor Lessee shall have the right to record a short form memorandum of this Lease.

(e)     Lessor does not, in any way or for any purpose, become a partner of Lessee in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Lessee by reason of this Lease.

(f)     This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

(g)     Lessee acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Lessor. Accordingly, Lessee agrees that it, and its partners, officers, directors, shareholders, members, managers, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication, or real estate agent, either directly or indirectly, without the prior written consent of Lessor.

(h)     If Lessee executes this Lease as a partnership, corporation or limited liability company, then Lessee and the persons and/or entities executing this Lease on behalf of Lessee represent and warrant that: (a) Lessee is a duly organized and existing partnership, corporation or limited liability company, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Lessee’s behalf; and (c) this Lease is binding upon Lesee in accordance with its terms.

[Signatures follow on separate sheet]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease, the day and year first above written.

LESSOR:

ASUS COMPUTER INTERNATIONAL, a California corporation

By: __________________________

Its: ________________________

ADDRESS:

_____________________________

_____________________________

_____________________________

With a copy to:

_____________________________

_____________________________

_____________________________

LESSEE:

EXAR CORPORATION, a Delaware corporation

By: __________________________

Its: ________________________

By: __________________________

Its: ________________________

ADDRESS:

_____________________________

_____________________________

_____________________________

With a copy to:

_____________________________

____________________________

_____________________________

Exhibit A

The Premises

[Exhibits A1 and A2 attached on separate sheets]

Exhibit B

The Project

Exhibit C

Specialized Equipment

All Hazmat associated Stainless duck work with in the facilities

All process piping

(2) Scrubbers

(2) Humidifiers

(2) Exhaust fans

(1) AWN system and piping

All associated exhaust and piping

All double contained waste lines to AWN system

(1) Wet sinks

All Vacuum exhaust and (2) Vacuum pumps

Testing of all walls and ceiling

All Unistrut supporting all systems listed above

Equipment rentals

Material need to test and tag

Electrical

Disconnect equipment listed above only

Disconnect to closest J box and pull wire

Removal of all Unistrut and wire mold when located not against a wall

Trench infill

Dowel and infill trench

Rental Equipment

Lifts

Crane lift

Also attached are pictures of some of the Specialized Equipment expressly included in the foregoing.

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